                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         QUEST GROUP INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                Nevada                                     87-0681500
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                 967 W. Center, Orem, Utah                84057
         (Address of principal executive offices)       (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                Name of each exchange on which
           to be so registered                Each class is to be registered
             Not applicable                           Not applicable

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.001 Par Value
                                (Title of class)

Item 1. Description of Registrant's Securities to be Registered.

         Quest Group International, Inc. (the "Company") authorized capital stock currently consists of 50,000,000 shares of common stock, $.001 par value per share. The Company also has authorized 1,000,000 shares of Series A
Preferred Stock and 500,000 shares of Series B Stock. The Company has no other authorized classes of common or preferred equity securities. As of the date of this filing, the Company had 10,259,000 shares of common stock outstanding and no shares of Series A Preferred Stock or Series B Preferred Stock outstanding.

         The description of the Common Stock of the Company is set forth under the caption "Description of Securities " in the Company's Registration Statement
on Form SB-2 (File No. 333-89628) as filed with the Securities and Exchange
Commission on June 3, 2002, as amended (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2. Exhibits.

  EXHIBIT NO.                         DESCRIPTION OF EXHIBIT

   3(i).1           Restated Certificate of Incorporation (Incorporated by
                    reference to Exhibit 3(i).1 of the Company's Registration
                    Statement on Form SB-2 filed June 3, 2002, File No.
                    333-89628).

   3(i).2           Certificate of Designation (Incorporated by reference to
                    Exhibit 3(i).2 of the Company's Registration Statement on
                    Form SB-2 filed June 3, 2002, File No. 333-89628).

   3(i).3           Certificate of Amendment to the Certificate of Designation
                    (Incorporated by reference to Exhibit 3(i).3 of the
                    Company's Registration Statement on Form SB-2 filed June 3,
                    2002, File No. 333-89628).

   3(i).4           Certificate of Designation for the Series B Convertible
                    Preferred Stock (Incorporated by reference to Exhibit 3(i).4 of the Company's Annual Report on Form 10-KSB for the period ended September 30, 2003).

   3(ii).1          Bylaws (Incorporated by reference to Exhibit 3(ii).1 of the
                    Company's Registration Statement on Form SB-2 filed June 3,
                    2002, File No. 333-89628).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                 QUEST GROUP INTERNATIONAL, INC.
                                                 (Registrant)

Date: June 6, 2006                               By  /s/ Craig A. Davis
                                                 Craig A. Davis
                                                 President